Exhibit 10.2

Record and Return To:

Scott M. Gerard, Esq.

Shipman and Goodwin LLP

300 Atlantic St., 3rd Floor

Stamford, CT 06901

OPEN-END MORTGAGE DEED, SECURITY AGREEMENT AND FIXTURE FILING

TO ALL PEOPLE TO WHOM THESE PRESENTS SHALL COME, GREETINGS:

KNOW YE, on the 29th day of March 2019, SACHEM CAPITAL CORP., a New York corporation, having a mailing address of 23 Laurel Street, Branford, Connecticut 06405 (hereinafter called “Mortgagor”), for the consideration of Ten Dollars ($10.00) and other good and valuable consideration received to Mortgagor's full satisfaction from BANKWELL BANK, having an office located at 208 Elm Street, New Canaan, Connecticut 06840 (hereinafter called “Mortgagee”); does hereby freely give, grant, bargain, sell, alienate, convey, mortgage and confirm unto the Mortgagee, its successors and assigns, with mortgage covenants for the benefit of Mortgagee and its successors and assigns forever, the following property, interests and rights now or hereafter acquired (collectively, the “Mortgaged Property”):

(a)          All that certain plot, lot, piece or parcel of land, with the buildings and improvements now or hereafter placed thereon, situate, lying and being in the Town of Branford, County of New Haven and State of Connecticut known as 698 Main Street, more particularly set forth and described in the attached Schedule “A” (hereinafter called the “Premises”).

(b)          All the right, title and interest of Mortgagor, now owned or hereafter acquired, in or to the land lying in the bed of any street, road or avenue, opened or proposed, and any and all sidewalks, plazas, alleys, strips and gores, in front of, adjoining or adjacent to the Premises; and any and all privileges, tenements, hereditaments, licenses, easements, rights, royalties, mineral, oil and gas rights, issues and profits, water, water rights, water stock, and appurtenances, reversion or reversions and remainder or remainders belonging or in any way appurtenant to the Premises.

(c)          All right, title and interest of Mortgagor in or to any and all equipment, machinery, apparatus, appliances, fittings, fixtures, chattels and articles of personal property of every kind and nature whatsoever, now or hereafter located in, upon or about the Premises, or any part thereof, and used or usable in connection with any present or future occupancy or operation of the Premises, and all renewals and replacements thereof and additions and accessions thereto, whether or not the same are or shall be attached to the Premises in any manner (hereinafter collectively called the “Service Equipment”).

(d)          All of the right, title and interest of Mortgagor in and to all machinery, building supplies and materials, goods, contract rights relating to construction upon the Premises, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Mortgagor with any governmental agencies, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, trade names, trademarks, logos, and all other personal property (other than the Service Equipment) of any kind or character, as defined in and subject to the provisions of the Connecticut Uniform Commercial Code (the “Code”), now or hereafter located, or to be located, upon, within or about the Premises, or which are or may be used in or related to the planning, development, financing or operation of all or any portion of the Premises, or which are or may be used in or related to the planning, development, financing or operation of all or any portion of the Premises, together with all accessories, additions, replacements and substitutions thereto or therefor and the proceeds thereof and Mortgagor agrees with respect to all additions and replacements to execute and deliver from time to time such further instruments as may be reasonably requested by Mortgagee to confirm the conveyance, transfer and assignment of any of the foregoing.

(e)          Any and all plans, specifications, shop drawings, and other technical descriptions prepared for any construction of any improvements on the Premises and all amendments and modifications thereof.

(f)          All right, title and interest of Mortgagor in and under all escrows, documents, instruments, chattel paper, and general intangibles, as the foregoing terms are defined in the Code, and all contract rights, franchises, books, records, plans, specifications, permits, licenses, approvals, actions and causes of action, which now or hereafter relate to, are derived from or are used in connection with the Premises or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon.

(g)          All right, title and interest of Mortgagor in and under all leases, lettings, tenancies and licenses of the Premises or any part thereof now or hereafter entered into and all amendments, extensions, renewals and guaranties thereof, all security therefor, and moneys payable thereunder (collectively, the “Leases”).

(h)          All of the rents, receipts, revenues, income, issues thereof and profits now due or which may become due or to which Mortgagor may now or hereafter shall become entitled (whether upon the expiration of any applicable period of redemption or otherwise) or may demand or claim, arising or issuing from or out of any and all using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property or any part thereof, including, without limiting the generality of the foregoing, minimum rents, additional rents, percentage rents, parking maintenance charges or fees, tax and insurance contributions, proceeds of sale of electricity, gas, chilled and heated water and other utilities and services, deficiency rents, security deposits and liquidated damages following default or late payment of rent, premiums payable by any lessee upon the exercise of a cancellation privilege provided for in any of the Leases and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Mortgaged Property, together with any and all rights and claims of any kind which Mortgagor may have against any lessee under any of the Leases or any subtenants or occupants of the Mortgaged Property (collectively, the “Rents”).

(i)          Any and all unearned premiums, accrued, accruing or to accrue under any insurance policy or policies now or hereafter obtained by Mortgagor and all proceeds payable by reason of the conversion, voluntary or involuntary, of the Mortgaged Property, the improvements now or hereafter constructed thereon and/or any other property or rights encumbered or conveyed hereby, or any part thereof, into cash or liquidated claims.

(j)          Any and all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the Mortgaged Property as a result of the exercise of the right of eminent domain, the alteration of the grade of any street, or any other injury to or decrease in the value of the Mortgaged Property, to the extent of all amounts which may be secured by this Mortgage at the date of receipt of any such award or payment by Mortgagee, and of the reasonable attorneys' fees, costs and disbursements incurred by Mortgagee in connection with the collection of such award or payment, and Mortgagor agrees to execute and deliver, from time to time, such further instruments as may be reasonably requested by Mortgagee to confirm such assignment to Mortgagee of any such award or payment.

(2)

(k)          Any and all further estate, right, title, interest, property, claim and demand whatsoever, either in law or in equity, of Mortgagor, in or to any of the above.

(l)          All of the property, interests and rights referred to in Paragraphs (a) through (k) above and any additional property, interests or rights hereafter acquired by the Mortgagor are subject to the lien of this Mortgage and are intended to be referred to in this Mortgage as the “Mortgaged Property”.

(m)          Any and all “proceeds” of any of the above-described Mortgaged Property, which term “proceeds” shall have the meaning given to it in the Code.

WITH RESPECT to any portion of the Mortgaged Property which is not real estate under the laws of the State in which the Mortgaged Property is located, Mortgagor hereby grants, transfers, assigns, bargains, sells and conveys a security interest in the same to Mortgagee for the purposes set forth hereunder and Mortgagee shall be vested with all rights, power and authority granted hereunder or by law to Mortgagee with respect thereto.

TO HAVE AND TO HOLD the above granted and bargained Mortgaged Property, with the privileges and appurtenances thereof, unto Mortgagee, its successors and assigns forever, to Mortgagee and its own proper use and behoof. Mortgagor does for itself and its successors and assigns also covenant with Mortgagee, its successors and assigns, that at and until the ensealing of these presents Mortgagor is well seized of the Mortgaged Property as a good indefeasible estate in FEE SIMPLE; and has good right to bargain and sell the same in manner and form as above written; and that the same is free from all encumbrances whatsoever, except the encumbrances, if any, set forth and listed on the attached Schedule “B” (the “Permitted Encumbrances”).

AND FURTHERMORE, Mortgagor does by these presents bind itself and its successors and assigns forever to warrant and defend the above granted and bargained Mortgaged Property to Mortgagee, its successors and assigns, against all claims and demands whatsoever, except as aforesaid.

THE CONDITION OF THIS DEED IS SUCH THAT:

WHEREAS, the Mortgagor is indebted to the Mortgagee for a loan in the amount of SEVEN HUNDRED NINETY FIVE THOUSAND AND 00/100 U.S. DOLLARS (U.S. $795,000.00) (the “Loan”) secured by the Mortgaged Property; and

WHEREAS, the Mortgagor, in consideration of the foregoing, has executed and delivered to Mortgagee a Mortgage Note for the sum of SEVEN HUNDRED NINETY FIVE THOUSAND AND 00/100 U.S. DOLLARS (U.S. $795,000.00), a copy of which is attached hereto as Schedule C (as amended, restated, extended, supplemented or reconstituted from time to time, together with any note or notes given in substitution or replacement thereof, collectively, the “Note”), and subject to the following additional terms and conditions:

(3)

AND, WHEREAS, IN CONSIDERATION THEREOF, AND IN ORDER MORE FULLY TO PROTECT THE SECURITY OF THIS MORTGAGE, MORTGAGOR HEREBY REPRESENTS, WARRANTS, COVENANTS AND AGREES AS FOLLOWS:

I.

COVENANTS OF MORTGAGOR

1.1.          Competence to Execute Loan Documents. Mortgagor is a corporation in existence in the State of New York and duly authorized to transact its business in the State of Connecticut and has full power and authority to execute and deliver the Note, this Mortgage, all Loan Documents (as hereafter defined) and all other agreements and documents required of Mortgagor, to Mortgagee, and the execution and delivery of the same is not in violation of and will not result in a default (or with the giving of notice or the passage of time, or both, would constitute such a default) pursuant to any agreements or understanding, whether written or oral, which Mortgagor has or may have with any person or entity. Mortgagor's execution and delivery of the same has been duly authorized.

1.2.          Legal Tender, Joint and Several Liability and Application of Payments. Mortgagor shall pay the entire indebtedness stated in the Note together with all other amounts due and owing by Mortgagor and/or any Indemnitor to Mortgagee pursuant to the other Loan Documents (collectively, the “Indebtedness”), including, but not limited to, all outstanding principal and the interest thereon in lawful money of the United States at the times and in the manner set forth in the Note and herein.

Unless applicable law provides otherwise, all payments received by Mortgagee under the Note and this Mortgage, at the option of Mortgagee, shall be applied by Mortgagee in the following order:

(a)          to the then outstanding charges and expenses incurred by Mortgagee in sustaining and/or enforcing any security granted to Mortgagee in connection with the Note and as otherwise provided herein and in the Loan Documents;

(b)          to the then outstanding late charges imposed against Mortgagor in connection with the loan evidenced by the Note;

(c)          to any unpaid and accrued interest; and then

(d)          to the outstanding principal Indebtedness of Mortgagor in favor of Mortgagee.

1.3.          Taxes, Assessments and Other Charges. Mortgagor shall pay and discharge promptly, before the same shall become delinquent, all taxes, assessments, sewer rents, water rates and other charges of any kind now or hereafter levied or assessed upon the Mortgaged Property or any part thereof, or upon the Note, or upon the interest of Mortgagee in the Mortgaged Property (hereinafter collectively referred to as the “Impositions”); and upon written request of Mortgagee, Mortgagor shall exhibit to Mortgagee receipts for the payment of all Impositions prior to the date when the same shall become delinquent. Mortgagor shall not be required to pay, discharge or remove any Imposition so long as Mortgagor contests in good faith such Imposition or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the Mortgaged Property or any portion thereof; provided, however, that prior to the date on which such Imposition would otherwise have become delinquent Mortgagor shall have given Mortgagee prior notice of such contest and deposited with Mortgagee an amount equal to at least one hundred percent (100%) of the total of (1) the balance of such Imposition then remaining unpaid, and (2) all interest, penalties, costs and charges accrued or accumulated thereon. Mortgagor shall increase such deposit as and when necessary in order for such deposit to continue at all times to be not less than one hundred percent (100%) of the total of such clauses (1) and (2). Any such contest shall be prosecuted with due diligence, and Mortgagor shall promptly pay the amount of such Imposition as finally determined, together with all interest and penalties payable in connection therewith. Mortgagee shall have the full power and authority to apply any amount deposited with Mortgagee under this Section to the payment of any unpaid Imposition in order to prevent the sale or forfeiture of the Mortgaged Property for non-payment thereof. Mortgagee shall bear no liability, however, for failure to so apply any amount deposited hereunder unless Mortgagor requests the application of such amount to the payment of the particular Imposition for which such amount was deposited. Any surplus retained by Mortgagee after payment of the Imposition for which a deposit was made shall be repaid to Mortgagor (without interest) unless an Event of Default shall have occurred under the provisions of this Mortgage, in which case said surplus may be retained by Mortgagee to be applied to the Indebtedness in such order and manner as Mortgagee may reasonably determine. Notwithstanding any provision of this Section to the contrary, Mortgagor shall pay any Imposition which it might otherwise be entitled to contest if, in the sole discretion of Mortgagee, the Mortgaged Property is in jeopardy or in danger of being forfeited or foreclosed. If Mortgagor refuses to pay any such Imposition, Mortgagee may (but shall not be obligated to) make such payment and Mortgagor shall reimburse Mortgagee on demand with interest at the rate accruing on the Note.

(4)

1.4.          Insurance.

(a)          Hazard Insurance. Mortgagor shall keep or cause to keep the Mortgaged Property and any and all alterations, rebuilding, replacements and additions thereto, insured for the benefit of Mortgagee pursuant to policies which shall be written on a broad form Builder's All Risk, Completed Value non-reporting form, which shall include coverage therein for “completion and/or premises occupancy” and provide coverage of not less than coverage encompassed by Fire, Extended Coverage and Vandalism and Malicious Mischief perils broadened to so-called “Direct or All Risk of Physical Loss” (hereinafter collectively called the “Hazards and Risks”), all in formats reasonably approved by Mortgagee and in an amount equivalent to one hundred percent (100%) of the full insurable value thereof with such insurance to provide for the full replacement cost excluding the footings and foundations below the lower basement floor undersurface, or if there is no basement, that surface which is below ground level; without deduction for depreciation. All policies shall also include an “agreed amount endorsement.” Such insurance shall not contain any clause which would result in the insured thereunder being required to carry insurance with respect to the property covered thereby in an amount equal to the minimum specific percentage of the full replacement cost of such property in order to prevent the insured therein named from becoming a co-insurer of any loss under such policy. All insurance herein provided for shall cite Mortgagee as a first mortgagee/loss payee and shall be obtained by Mortgagor (notwithstanding the procurement of other insurance policies by other persons or parties and relating to the Mortgaged Property) and carried in companies reasonably approved by or reasonably satisfactory to Mortgagee. Notwithstanding the foregoing, Mortgagor shall have the right of free choice in the selection of the agent or insurer through or by which the insurance required hereunder is to be placed; provided, however, said insurer must be authorized to write such insurance in the State of Connecticut, must have a licensed resident agent in this State and must have, at all times while this Mortgage is in effect, a general policyholder's rating of A or A+ in Best's latest rating guide. All policies, including additional and renewal policies, shall contain an agreement by the insurer that such policy shall not be modified or cancelled without at least thirty (30) days prior written notice to Mortgagee, and all renewal policies, marked premium paid, shall also be delivered to Mortgagee at least thirty (30) days before the expiration thereof. All policies, including additional and renewal policies, shall be payable, in case of loss or damage, to Mortgagee as the first mortgagee, and shall contain the standard mortgage endorsement and non-contributing mortgagee clause as well as standard waiver of subrogation endorsement, and waiver of other endorsements, as Mortgagee may reasonably require from time to time, all to be in form reasonably acceptable to Mortgagee and shall be supplied to Mortgagee together with a paid receipted bill for a minimum of a one year premium. If Mortgagee shall in any manner acquire title to the Mortgaged Property, it shall thereupon become the sole and absolute owner of all insurance policies held by or required hereunder to be delivered to Mortgagee, with the sole right to collect and retain all unearned premiums and dividends. In the event of any loss, Mortgagor will give prompt notice thereof to Mortgagee. Mortgagor hereby authorizes Mortgagee, at its option, and is hereby constituted and appointed the true and lawful attorney-in-fact of Mortgagor, in the name and stead of Mortgagor, but in the uncontrolled discretion of said attorney, to collect, adjust and compromise any losses in excess of $10,000.00 (the “Threshold Amount”) under any of the insurance policies, to endorse Mortgagor's name on any document or instrument in payment of any insured loss in excess of the Threshold Amount and, after deducting the costs of collection, to apply the proceeds, at Mortgagee's sole option, as follows: (i) as a credit upon the indebtedness secured hereby, whether or not the same shall be then due and payable, or (ii) to repairing or restoring the Mortgaged Property or any part thereof, in which event, Mortgagee shall not be obligated to see to the proper application thereof, nor shall the amount so released or used be deemed a payment on any Indebtedness as secured hereby and, if any amounts are applied to principal, they shall be applied to installments in inverse order of maturity. The Mortgagee reserves the right to increase the amount of any insurance coverage required hereunder to an amount deemed reasonably necessary by the Mortgagee and to approve the form and content of all insurance policies evidencing such coverage. Any failure on the part of the Mortgagee to secure physical evidence of any insurance required herein shall not relieve the Mortgagor of its responsibilities hereunder.

(5)

(b)          Notwithstanding the provisions of subparagraph (a) above, in the event that all or any part of the Mortgaged Property is damaged by fire or other casualty, and Mortgagor promptly notifies Mortgagee of its desire to repair and restore the same, then provided that the following terms and conditions are and remain fully satisfied by Mortgagor, Mortgagee shall disburse insurance proceeds for repair and restoration of the Property against completed work in accordance with Mortgagee's standard construction loan disbursement conditions and requirements (which may be contained in an agreement which Mortgagee may require Mortgagor to sign; otherwise, and to the extent of any excess proceeds, Mortgagee shall have the right to apply the proceeds toward reduction of the Indebtedness:

(i)          no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under any of the Loan Documents shall have occurred;

(ii)         Mortgagor shall have delivered evidence satisfactory to Mortgagee that the Mortgaged Property can be fully repaired and restored at least six (6) months prior to the maturity of the Note;

(iii)        No Lease(s) are cancelable or terminable by the tenant or Mortgagor on account of the casualty or, if it is, the tenant or Mortgagor, as applicable, has waived in writing (or, by the terms of such Lease, has been deemed to have waived) its right to cancel;

(iv)        the work is performed under a stipulated sum or guaranteed maximum price contract satisfactory to Mortgagee in accordance with plans and specifications and a budget satisfactory to Mortgagee and in compliance with all applicable laws;

(6)

(v)         Mortgagor shall have deposited with Mortgagee for disbursement in connection with the restoration the greater of: (1) the applicable deductible under the insurance policies covering the loss; or (2) the amount by which the cost of restoration of the Mortgaged Property to substantially the same value, condition and character as existed prior to such damage is estimated by Mortgagee to exceed the net insurance proceeds available for restoration; and

(vi)        Mortgagor has paid as and when due all of Mortgagee's reasonable costs and expenses incurred in connection with the collection and disbursement of insurance proceeds, including without limitation, inspection, monitoring, engineering and reasonable legal fees. If not paid on within thirty (30) days after receipt by Mortgagor of written demand from Mortgagee together with substantiation of the costs incurred, at Mortgagee's option, such costs may be deducted from the disbursements made by Mortgagee or added to the sums secured by this Mortgage in accordance with the provisions of Section 1 hereof. Notwithstanding anything contained in this Section 1.4(b) to the contrary, insurance proceeds not exceeding the Threshold Amount shall be disbursed directly to Mortgagor for use by Mortgagor to repair and restore the Mortgaged Property.

(c)          Liability Insurance. Mortgagor shall, or cause tenants to, obtain, carry and maintain such comprehensive casualty, general liability and indemnity insurance, including, but not limited to, Workers' Compensation insurance as may be reasonably required from time to time by Mortgagee in forms and with companies reasonably approved by Mortgagee, and in an amount of not less than (a) $1,000,000.00 per occurrence and $2,000,000.00 aggregate for bodily injury and/or property damage liability written on an occurrence basis with a broad form endorsement provided that such umbrella liability coverage applies only to the Premises or (b) $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate Bodily Injury and/or Property Damage Liability written on an occurrence basis with a broad form endorsement, as well as loss of rents for no less than 12 months, business interruption insurance and boiler and machinery coverage. Such insurance policies, including renewals thereof, shall be deposited with Mortgagee and shall contain a provision designating Mortgagee as an additional insured party and provide for not less than thirty (30) days written notice to Mortgagee prior to any cancellation thereof or material change therein.

(d)          Other Insurance. Mortgagee may, at its option, require Mortgagor to obtain additional insurance in forms, amounts, substance and with companies, institutions or persons reasonably satisfactory to Mortgagee. Such insurance shall provide coverage for, but not be limited to: earthquakes, including subsidence; errors and omissions; fidelity bond insurance; and/or such other insurance reasonably requested by Mortgagee from time to time. If at any time, the Mortgaged Property shall be deemed to be “nonconforming” due to the enactment of any building code, ordinance or regulation, Mortgagor shall promptly insure the Mortgaged Property against: (i) contingent liability from the operation of any such building laws; (ii) demolition insurance; (iii) increased cost of construction insurance; and (iv) increased time to rebuild insurance protection, all in such formats and amounts as shall be reasonably satisfactory to Mortgagee.

If, at any time during the term of this Mortgage, including any extensions thereof, the area in which the Premises, or any part thereof, is located is designated as a “flood prone” area pursuant to the Flood Disaster Protection Act of 1973, or any amendment or supplements thereto, or if such area is identified on official flood maps published by the Department of Housing and Urban Development as either an “A,” “A1-30,” “AE,” “A99,” “AO,” “V,” “V1-30,” “VE,” “VO,” “M,” or “E,” “flood” area/zone, then, in such event, Mortgagor shall promptly obtain flood insurance (or a formal policy application and evidence as to its payment of the full initial annual premium therefor in the event such determination is made immediately prior to the date hereof and during such initial insurance acquisition waiting period) in an amount equal to that coverage available pursuant to regulations adopted from time to time by the National Flood Insurance Program or the amount of indebtedness hereby secured, whichever is less, and shall otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973. Mortgagor further covenants and agrees to fully comply with the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as the same may be amended from time to time, and any other law, order, rule, ordinance or regulation concerning flood insurance, to the extent that the same apply to the Premises, or any part thereof.

(7)

1.5.          Eminent Domain. In the event that the whole or any part of the Mortgaged Property shall be taken by eminent domain, or in the event of any alteration of the grade of any street or highway, or of any other injury to or decrease in value of the Mortgaged Property, or in the event of the reacquisition of the whole or any part of the Mortgaged Property pursuant to the terms of any redevelopment plan or agreement affecting the Mortgaged Property or if any agreement shall be made between Mortgagor and any entity vested with the power of eminent domain, any and all awards and payments on account thereof shall be deposited with Mortgagee to be held and disbursed by Mortgagee in accordance with this Mortgage. Mortgagor shall give Mortgagee prompt notice of the actual or threatened commencement of any of the foregoing proceedings, and shall deliver to Mortgagee copies of all papers served in connection with any such proceedings. The Mortgagee shall have the right to intervene and participate in any proceedings for and in connection with any such taking, unless such intervention shall be prohibited by the court having jurisdiction over such taking, in which event Mortgagor shall consult with Mortgagee in connection with such proceedings; and Mortgagor shall not enter into any agreement with regard to the Mortgaged Property or any award or payment on account thereof unless Mortgagee shall have consented thereto in writing, which consent shall not be unreasonably withheld. Mortgagor hereby appoints Mortgagee its Attorney-in-Fact, coupled with an interest, and authorizes and empowers such Attorney, at Mortgagee's option, on behalf of Mortgagor using good faith and commercially reasonable judgment, to adjust, compromise or settle the claim for any such award or payment, to collect, receive and retain the proceeds thereof (subject to the terms hereof), and to give proper receipts therefor. Mortgagor further agrees, on request, to make, execute, and deliver to Mortgagee any and all assignments and other instruments, as Mortgagee may reasonably require, to confirm or assign all such awards and payments to Mortgagee free and clear of any and all encumbrances of any nature whatsoever.

Notwithstanding any such taking, alteration of grade, other injury to or decrease in value of the Mortgaged Property, or reacquisition of title, or agreement, Mortgagor shall continue to pay interest on the principal sum secured hereby at the rate provided in the Note, and to make any and all payments required by said Note and this Mortgage. Any reduction in the principal sum resulting from the application by Mortgagee of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such application. The proceeds of any award or payment, after deducting the expenses of collection, including, but not limited to, the reasonable counsel fees, other costs and disbursements, incurred by Mortgagee, may be applied by Mortgagee, at its option, toward payment of the indebtedness secured hereby whether or not the same shall be then due or payable (and, if any portion thereof is applied to the principal of the Note, it will be applied in inverse order of maturity, but none shall be applied to any prepayment premium, as no prepayment premium shall be applicable to any such prepayment), or be paid over wholly or in part to Mortgagor for the purposes of altering or restoring any part of the Mortgaged Property which may have been damaged as a result of any such taking, alteration of grade, or other injury to the Mortgaged Property, or for any other purpose or object satisfactory to Mortgagee, but Mortgagee shall not be obligated to see to the proper application of any amount paid over to Mortgagor, nor shall the amount so paid over to Mortgagor be deemed a payment on any indebtedness secured hereby.

(8)

If prior to the receipt by Mortgagee of such award or payment, the Mortgaged Property shall have been sold on foreclosure of this Mortgage, Mortgagee shall have the right to receive said award or payment to the extent of the debt secured by this Mortgage remaining unsatisfied after such sale of the Mortgage Property, with interest thereon at the rate set forth in the Note, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, and to the extent of the counsel fees, costs and disbursements incurred by Mortgagee in connection with the collection of such award or payment.

1.6.          Tax and Insurance Escrow. Mortgagor agrees, at the option of Mortgagee upon the occurrence of an Event of Default during the term of the Loan and upon prior written notice to Mortgagor, to add to each installment due under the Note, an amount estimated by Mortgagee to be sufficient to enable Mortgagee to pay, prior to the date the same shall become due, all taxes and Impositions. Further, Mortgagor agrees, at the option of Mortgagee upon the occurrence of an Event of Default, to add to each such installment an additional amount reasonably estimated by Mortgagee to be sufficient to enable Mortgagee to pay the premiums that will next become due and payable on the policies of fire, hazard, or other insurance to be obtained pursuant to this Mortgage. Any deficiencies because of the insufficiency of such additional payments shall be promptly deposited by Mortgagor with Mortgagee upon written demand by Mortgagee. No trust relationship shall exist between Mortgagor and Mortgagee as to said funds so deposited, and said funds may be co-mingled with Mortgagee's other funds, and no interest shall be paid by Mortgagee to Mortgagor for any funds so deposited. After the occurrence of an Event of Default hereunder, Mortgagee, at its option at any time after such Event of Default, may apply the balance remaining of said funds so deposited, as a credit against the Indebtedness in such manner as Mortgagee may determine.

1.7.          Statement on Encumbrances. Upon request by Mortgagee, Mortgagor shall make commercially reasonable efforts to obtain from all persons hereafter having or acquiring any interest in or encumbrance on the Mortgaged Property or any part thereof, a writing, duly acknowledged and stating the nature and extent of such interest or encumbrance and that the same is subordinate to this Mortgage and that no offsets or defenses exist in favor thereof against this Mortgage or the Note secured hereby, and, if obtained, Mortgagor shall deliver such writing to Mortgagee. The failure of Mortgagor to obtain such statements notwithstanding commercially reasonable efforts to do so shall not be deemed a default hereunder.

1.8.          Books, Records and Accounts. Mortgagor will keep and maintain or will cause to be kept and maintained proper and accurate books, records and accounts reflecting all items of income and expense in connection with the ownership and operation of the Mortgaged Property or any part thereof, including, but not limited to, any services, equipment or furnishings provided in connection therewith, whether such income or expenses be realized by Mortgagor or by any other person or entity whatsoever through and under Mortgagor and will furnish the same to Mortgagee upon request. Mortgagee or its designee shall have the right from time to time at all times during normal business hours and upon reasonable prior written notice to examine such books, records and accounts at the office of Mortgagor or other person or entity maintaining such books, records and accounts and to make such copies or extracts thereof as Mortgagee shall desire.

1.9.          Right to Enter Premises. Subject to the rights of tenants occupying the Mortgaged Property, Mortgagor hereby grants to Mortgagee and any persons authorized by Mortgagee the unobstructed right, upon prior written notice to enter and inspect the Mortgaged Property at all reasonable times. Mortgagor and such persons authorized by Mortgagee shall use commercially reasonable efforts not to interfere with the business operations of any tenant occupying the Mortgaged Property.

(9)

1.10.         Protection of Mortgage Lien. Mortgagor shall pay all costs and expenses, including reasonable counsel fees, incurred by Mortgagee in protecting, sustaining or enforcing the lien of this Mortgage. Mortgagor shall indemnify and hold Mortgagee harmless from all such costs and expenses, including, but not limited to, reasonable counsel fees, recording fees, costs of title searches, continuation of abstract and preparation of survey, incurred by reason of any action, suit, proceeding, hearing, motion or application before any court or administrative body in which Mortgagee may be a party by reason hereof including, but not limited to, condemnation, bankruptcy and administrative proceedings, as well as any other proceedings wherein proof of claim is required to be filed or in which it becomes necessary, in Mortgagee's sole (but reasonable) opinion, to defend or uphold the terms and priority of this Mortgage. All money paid or expended by Mortgagee in that regard, together with interest thereon from the date of such payment at the rate set forth in the Note, shall be additional indebtedness secured hereby and shall be due and payable by Mortgagor to Mortgagee within ten (10) days of Mortgagor’s receipt of notice thereof from Mortgagee together with invoices or other documentation reasonably substantiating such expenditures.

1.11.        Waiver of Liens. Mortgagor shall furnish to Mortgagee all such waivers and releases of liens or claims upon any Service Equipment as Mortgagee may reasonably require, and shall keep and maintain the Mortgaged Property free from the claim of all persons supplying labor or materials in connection with the construction or repair of any building on the Premises, to the extent applicable. If any mechanics lien is filed against the Mortgaged Property, Mortgagor shall cause, at its sole cost and expense, the same to be released and discharged of record within thirty (30) days after notice of the filing thereof.

1.12.        Right to Cure. Mortgagor agrees that, at Mortgagee's option, in case Mortgagor shall fail to pay the same when due after written notice to Mortgagee and a ten (10) day opportunity to cure, Mortgagee may pay any expense or item (including, but not limited to, taxes, rates, assessments, other charges, insurance premiums, maintenance and repair expenses, and expenses incurred in protection of the lien of this Mortgage) which Mortgagor herein agrees to pay; and may perform any acts or covenants which Mortgagor herein agrees to perform and shall fail to perform, and may add the same, and the expense thereof, including, but not limited to, reasonable counsel fees and other costs, charges and disbursements incurred by Mortgagee in connection therewith, to the Indebtedness or may, at its option, deduct the same from any part of money thereafter advanced and Mortgagor agrees to repay on demand, the same to Mortgagee, together with interest thereon at the rate set forth in the Note, from the date on which such payment or expense is made or incurred by Mortgagee, and the same shall be a lien upon the Mortgaged Property prior to any right, title, interest, lien or claim thereto or thereon attaching or accruing subsequent to the lien of this Mortgage and shall be deemed to be secured by this Mortgage.

1.13.        Reliance on Documents. Mortgagor covenants that Mortgagee, in making any payment herein authorized in the place and stead of Mortgagor which (i) relates to taxes, assessments, or any other Impositions and any other governmental or municipal charges, fines, impositions or liens asserted against the Mortgaged Property, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy thereof or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; or (ii) relates to insurance premiums, may do so according to any notice, bill, statement or estimate procured from the appropriate insurer without inquiry into the accuracy or validity thereof; or (iii) relates to any apparent or threatened adverse title, lien, statement of lien, encumbrance, claim or charge, shall be the sole judge of the legality or validity of same; or (iv) relates to the expense of repairs or replacement of any buildings, improvements, Service Equipment or any other Mortgaged Property, shall be the sole judge of the state of repairs and the necessity for incurring the expense of any such repairs or replacement; or (v) otherwise relates to any other purpose not specifically enumerated in this Article, may do so whenever, in its judgment and discretion, such payment shall seem necessary or desirable to protect the full security intended to be created by this Mortgage, and provided further that, in connection with any such payment, Mortgagee, at Mortgagee's option, may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the costs and expenses of which shall be repayable by Mortgagor upon demand and shall be secured hereby.

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1.14.        Indemnification. Mortgagor expressly agrees that any and all expenses incurred in connection with the closing of the Loan, the protecting, sustaining or enforcing the lien of this Mortgage and/or the protection of the Mortgaged Property, shall be paid by Mortgagor, including, but not limited to, the cost of title insurance premiums and charges, recording fees, survey costs, brokerage fees, appraisal fees, construction inspection fees, fees charged by consulting architects and engineers, cost of document preparation, and Mortgagee's reasonable attorneys' fees and out-of-pocket expenses and disbursements incurred in connection with any of the foregoing. Mortgagor agrees to pay all such fees and indemnify and save Mortgagee harmless against the claims of any persons claiming any fees, reimbursements, commissions and/or costs arising out of the Indebtedness. Mortgagor shall indemnify, defend and hold Mortgagee and Mortgagee's directors, officers, employees and agents harmless from and against and reimburse them on demand for all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses (including reasonable attorneys' fees and amounts paid in settlement) which may be imposed upon, asserted against, or incurred or paid by any of them (a) by reason of, on account of or in connection with any act or occurrence relating to the Mortgaged Property or any bodily injury, death, other personal injury or property damage occurring in, upon or in the vicinity of the Premises through any cause whatsoever, (b) as a result of the failure of Mortgagor to perform any of its obligations under any of the Loan Documents, or (c) on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Mortgaged Property, this Mortgage, any Loan Document or the Indebtedness, including, without limitation, all claims of any brokers arising out of or in connection with the Note and the transactions contemplated hereunder, except as a result of the gross and willful misconduct or negligence of Mortgagee. Mortgagor shall indemnify and repay Mortgagee immediately upon demand for any expenditures or amounts advanced by Mortgagee at any time under the Loan Documents, except that principal and interest under the Note shall be paid in accordance with the terms set forth in the Note.

1.15.        Maintenance and Repair. Mortgagor shall maintain the Mortgaged Property in good condition, working order and repair (ordinary wear and tear and casualty), and shall not commit or suffer any waste thereon. Mortgagor shall promptly repair, restore, replace or rebuild any part of the Mortgaged Property which may be damaged or destroyed by any casualty whatsoever or which may be affected by any proceeding of the character referred to in the Article hereof entitled “Eminent Domain.”

1.16.        Alteration and Demolition. Mortgagor agrees that no building or other property now or hereafter covered by the lien of this Mortgage shall be removed, demolished, or structurally altered without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, except that Mortgagor may remove or dispose of, free from the lien of this Mortgage, any Service Equipment as from time to time may become worn out or obsolete, provided that prior to such removal, any such Service Equipment shall be replaced with other equipment of value and utility at least equal to that of the replaced Service Equipment and free from any title retention or security agreement or other encumbrance. By such removal and replacement, Mortgagor shall be deemed to have automatically subjected such other equipment to the lien of this Mortgage and the Article hereof entitled “Security Agreement”. Mortgagor shall immediately notify Mortgagee of any such replacement and shall further execute such mortgage, security agreement, or other documents as Mortgagee may require with respect thereto.

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1.17.         Restrictions on Sale, Transfer of Title and Use of Premises and Collateral. Mortgagor will not sell, lease, pledge, mortgage, grant a deed of trust, otherwise encumber, suffer change in title or ownership of, or otherwise transfer, or vest title in anyone other than Mortgagor to, all or any part of the Mortgaged Property or any other collateral granted to the Mortgagee as security for the Loan or any other indebtedness or obligation owed by the Mortgagor to the Mortgagee, while any part of the Indebtedness secured hereby remains unpaid, except with Mortgagee's prior written consent, except for typical utility easements and rights-of-way. A “transfer” of the Mortgaged Property includes: (a) the direct or indirect sale, transfer or conveyance of the Mortgaged Property or any portion thereof or interest (other than a leasehold interest subject to the terms of this Mortgage and the other Loan Documents) therein; (b) the execution of an installment sale contract or similar instrument affecting all or any portion of the Mortgaged Property; (c) if Mortgagor, or any general partner or member of Mortgagor, is a corporation, partnership, limited liability company or other business entity, the transfer (whether in one transaction or a series of transactions) of interest in any stock, partnership, limited liability company or other ownership interests in such corporation, partnership, limited liability company or entity; (d) if Mortgagor, or any general partner or member of Mortgagor, is a corporation, the creation or issuance of new stock by which an aggregate of more than 10% of such corporation's stock shall be vested in a party or parties who are not now stockholders; and (e) an agreement by Mortgagor leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of or the grant of a security interest in and to any Leases. Further, unless required by applicable law or unless Mortgagee has otherwise agreed in writing, Mortgagor shall not allow changes in the general nature of the uses and occupancy for which the Premises were intended on the date of this Mortgage (i.e., a retail shopping center).

1.18.        Independence of Premises. Mortgagor shall not by act or omission permit any building or other improvements on the Premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any municipal or governmental requirement for the existence of such premises or such building or improvement; and no building or other improvement on the Premises shall rely on any premises not subject to the lien of this Mortgage or any interest therein to fulfill any governmental or municipal requirement. Mortgagor shall not by act or omission impair the integrity of the Premises as a single subdivided zoning lot (or a combination of subdivided lots as existing as of the date hereof, to the extent the Premises is comprised of more than one lot) separate and apart from all other premises.

1.19.        Compliance with Local, State and Federal Regulations. Respecting the Mortgaged Property and the use and operation thereof, Mortgagor and each Indemnitor are and shall at all times remain in compliance with all federal, state and local laws and ordinances with respect to the conduct of Mortgagor's business or business operations, and Mortgagor and each Indemnitor are not and shall not be at any time in violation of any zoning, environmental protection (including, without limitation, air pollution, water pollution, and inland wetland proscriptions), health, occupation, safety or other law, regulation or order.

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II.

SECURITY AGREEMENT

2.1.          Creation of Security Interest. This Mortgage shall constitute a Security Agreement within the meaning of the Connecticut Uniform Commercial Code (the “Code”) with respect to all sums on deposit with Mortgagee hereunder (“Deposits”) and with respect to any property included in the definition herein of the words “Mortgaged Property,” which interests or property may not be deemed to form a part of the real estate described in Schedule “A” or may not constitute a “fixture” (within the meaning of the Code), and all Service Equipment and all replacements of and substitutions for such property and interests, additions to such property, and the proceeds thereof (said property, interests, replacements, substitutions, the proceeds thereof being sometimes herein collectively referred to as the “Collateral”). A security interest in and to the Collateral is therefore hereby granted to Mortgagee. The Deposits and all of Mortgagor's right, title and interest therein are hereby assigned to Mortgagee. The foregoing rights and Collateral are hereby granted or assigned to Mortgagee to secure payment of the entire indebtedness secured hereunder and to secure performance by Mortgagor of the terms, covenants and provisions hereof. Accordingly, in addition to any other rights and remedies availed to Mortgagee hereunder, Mortgagee shall have all the rights of a “secured party” under the Code, as amended from time to time.

2.2.          Warranties, Representations and Covenants of Mortgagor. Mortgagor hereby warrants, represents and covenants as follows:

(a)          The Collateral shall be kept on or at the Premises and Mortgagor shall not remove the Collateral from the Premises without the prior consent of Mortgagee, except as otherwise provided herein. Mortgagor shall execute, deliver, file and refile any financing statements, continuation statements, or other security agreements which Mortgagee may require from time to time to confirm the continuing lien of this Mortgage with respect to such property.

(b)          The Mortgagor shall not change its name, identity, or its management while the Indebtedness remains outstanding without the prior written consent of the Mortgagee. In the event of any change in name, management, or identity of Mortgagor which is authorized hereunder, Mortgagor shall promptly, after written request, execute such UCC forms or statements as are deemed by Mortgagee or required pursuant to the Code to be necessary to maintain the continuing priority of Mortgagee's lien upon the Collateral, including future replacements thereof, and shall pay all expenses in connection with the filing and recording thereof.

(c)          To the extent permitted by law, Mortgagor hereby authorizes Mortgagee to sign and file financing or continuation statements at any time with respect to any of the Collateral, without such financing statements being executed by or on behalf of Mortgagor. Mortgagor also irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Mortgagee, as secured party, in connection with the Collateral now or hereafter covered by this Mortgage. Notwithstanding the foregoing, Mortgagor shall execute or cause to be executed, such additional or alternate financing or continuation statements required by Mortgagee and shall reimburse Mortgagee for all costs and expenses of any kind incurred in connection therewith, including, without limitation, Mortgagee's attorney's fees.

2.3.          Financing Statements. A carbon, photographic or other reproduction of this Mortgage or any financing statement relating to this Mortgage shall be sufficient as a financing statement within the meaning of the Code. This Mortgage is effective and shall be effective as a financing statement filed as a fixture filing with respect to the Service Equipment, Collateral and any and all goods which are or are to become fixtures included within the Mortgaged Property as shall be filed for record in the applicable land records. The mailing address of Mortgagee and the address of Mortgagor from which information concerning the security interest may be obtained are set forth on the cover sheet hereof and in the section hereof entitled “Notices.”

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III.

ENVIRONMENTAL MATTERS

3.1.          Representations and Indemnity. Mortgagor represents, warrants and covenants that:

(a)          Except as may be disclosed in that certain Environmental Transaction Screen Report completed by HRP Associates, Inc. on October 17, 2018 (“Environmental Report”), to Mortgagor’s knowledge, no Hazardous Substances have been generated, treated, stored or disposed of, or otherwise deposited in or located on the Premises, including without limitation the surface and subsurface waters of the Premises; as used herein the term “Hazardous Substances” shall mean any deposit, storage, disposal, burial, discharge, spillage, uncontrolled loss, seepage or filtration of oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous wastes or hazardous substances as those terms are used in the Environmental Laws, excluding therefrom any such substance which is sold in the ordinary course of business by tenants of the Premises in accordance with the Environmental Laws, and typical cleaning solvents used by tenants of the Premises for cleaning purposes in accordance with the Environmental Laws (“Permitted Hazardous Substances”); other than Permitted Hazardous Substances, no Hazardous Substances shall be generated, treated, stored or disposed of, or otherwise deposited in or located on the Premises;

(b)          Other than the continued operation in accordance with all applicable laws of the gas station on the Premises, no activity shall be undertaken on the Premises which has caused or would cause (1) the Premises to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring the Premises within the ambit of, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq., as the same may be amended from time to time (“RCRA”), or any similar state laws, regulations or local ordinances, (2) a release or threatened release of hazardous waste from the Premises within the ambit of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601-9657, as the same may be amended from time to time (“CERCLA”), or the Toxic Substances Control Act, 15 U.S.C. §§2601-2629 (“TSCA”), or any similar state laws, regulations or local ordinances, or (3) the discharge of pollutants or effluents into any water source or system, or the discharge into the air of any emissions, which would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., or the Clean Air Act, 42 U.S.C. §7401, et seq., or any similar state laws, regulations or local ordinances;

(c)          Except as otherwise disclosed in the Environmental Report, during its term of ownership, neither Mortgagor nor to Mortgagor’s knowledge, has any tenant or other occupant of the Premises, caused or suffered to occur and Mortgagor shall not hereafter cause or suffer to occur, a discharge, spillage, uncontrolled loss, seepage or filtration of oil or petroleum or chemical liquids or solids, liquid or gaseous products or hazardous waste, as those terms are used in Chapter 446k of the Connecticut General Statutes, Revision of 1958, as the same may be amended from time to time (the “Environmental Act”), at, upon, under or within the Premises or any contiguous real estate which has been included in the property description of the Premises within the preceding three years, and, except as otherwise disclosed in the Environmental Report, during the term of its ownership, neither Mortgagor, nor to Mortgagor’s knowledge, any tenant or other occupant of the Premises, has been, is or shall be involved in operations at the Premises, nor are there or shall there be any substances or conditions in or on the Premises, which could support a claim or cause of action or lead to the imposition on Mortgagor or any other owner or operator of the Premises of liability or the creation of a lien on the Premises, under RCRA, CERCLA, TSCA, the Environmental Act, or any other Federal, state or local environmental laws, regulations or ordinances (collectively, the “Environmental Laws”);

(14)

(d)          Mortgagor shall comply strictly and in all respects with the requirements of the Environmental Laws and shall notify Mortgagee promptly in the event of any spill or contamination upon the Premises, and shall promptly forward to Mortgagee copies of all orders, notices, permits, applications or other communications and reports in connection with any such spill or any other matters relating to the Environmental Laws as they may affect the Premises;

(e)          In the event of a change in circumstances relating to the current environmental condition of the Premises, Mortgagor agrees that Mortgagee may perform such additional environmental due diligence, from time to time, as Mortgagee deems necessary in its reasonable good faith judgment at Mortgagor's expense. Mortgagee agrees to use commercially reasonable efforts not to interfere with the business operations of any tenant of the Mortgaged Property. The failure of Mortgagor to commence to satisfy the requirements of Mortgagee pursuant to this provision within ninety (90) days after written notice thereof shall be deemed an Event of Default hereunder;

(f)          Mortgagor does hereby agree to, and shall, indemnify and hold harmless Mortgagee, and its directors, officers, employees, agents, successors and assigns forever, from and against all claims, demands, losses, liabilities, damages and expenses, penalties, fines and judgments, including reasonable attorneys' fees, suffered or incurred in connection with, (1) the Environmental Laws, including without limitation the assertion of any lien thereunder, or (2) any spill or contamination affecting the Premises whether or not the same originates or emanates from the Premises or any such contiguous real estate, including without limitation any loss of value of the Premises as a result of any such spill; or (3) the direct or indirect installation, use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Substance on, under or about the Premises or any portion thereof, including all consequential damages, the costs of any required or necessary repair, cleanup or detoxification, and the costs of the preparation and implementation of any closure, remedial or other required plans. This indemnity shall survive the satisfaction, release or extinguishment of the lien of this Mortgage including any extinguishment of such lien by foreclosure or deed in lieu thereof provided, however, Mortgagor shall not be responsible for the conditions stated hereinabove that first occur after the Mortgagee shall take title to the Premises or which are solely the result of acts or omissions of a receiver appointed by a court of competent jurisdiction; and

(g)          In the event of any spill affecting the Premises, whether or not the same originates or emanates from the Premises or any such contiguous real estate, and/or if Mortgagor shall fail to comply with any of the requirements of the Environmental Laws, Mortgagee may, at its election, but without the obligation so to do (or to continue to do so if it commences to do so), give such notices and/or cause such work to be performed at the Premises and/or take any and all other actions as Mortgagee shall deem necessary or advisable in order to remedy said spill or cure said failure of compliance, and any amounts paid as a result thereof, together with interest thereon from the date of payment by Mortgagee and until paid shall be added to and become a part of the indebtedness secured by this Mortgage.

(15)

3.2.          Remedial Work.

(a)          If any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (collectively, the “Remedial Work”) is required or reasonably necessary under any applicable Environmental Law because of or in connection with the current presence, release of a Hazardous Substance (as such term is defined by the Environmental Laws) into the air, soil, ground water, surface water, or soil vapor on, under or about the Premises or any portion thereof, Mortgagor shall promptly commence and diligently prosecute to completion all the Remedial Work. In all events, the Remedial Work shall be commenced within sixty (60) days after any written notice therefor by Mortgagee or such shorter period as may be required under any applicable Environmental Law.

(b)          All the Remedial Work shall be performed by contractors, and under the supervision of a consulting engineer, each approved in advance by Mortgagee, which approval shall not be unreasonably withheld. All costs and expenses of the Remedial Work and Mortgagee's monitoring or review of the Remedial Work (including reasonable attorneys' fees) shall be paid by Mortgagor. If Mortgagor does not timely commence and diligently prosecute to completion the Remedial Work, Mortgagee may (but shall not be obligated to) cause the Remedial Work to be performed. Mortgagor agrees to bear and shall pay or reimburse Mortgagee on demand for all advances and expenses (including reasonable attorneys' fees) relating to or incurred by Mortgagee in connection with monitoring, reviewing or performing any Remedial Work.

(c)          Except with Mortgagee's prior consent which consent shall not be unreasonably withheld, delayed or conditioned, Mortgagor shall not commence any Remedial Work or enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which might, in Mortgagee's reasonable judgment, impair the value of Mortgagee's security hereunder. Mortgagee's prior consent shall not be required, however, if the presence or threatened presence of Hazardous Substances on, under or about the Premises poses an immediate threat to the health, safety or welfare of any person or is of such a nature that an immediate remedial response is necessary, and it is not possible to obtain Mortgagee's prior consent. In such event Mortgagor shall notify Mortgagee as soon as practicable of any action taken.

3.3.          Inspection. In connection with such Remedial Work and subject to the rights of tenants occupying the Mortgaged Property, Mortgagee shall have the right at all times and upon reasonable prior written notice to enter upon and inspect all or any portion of the Premises provided, however, Mortgagee shall not perform such inspections without a reasonable basis for doing so. Mortgagee may select a consulting engineer to conduct and prepare reports of such inspections, at Mortgagor's sole expense. Mortgagor agrees to bear and shall pay or reimburse Mortgagee on demand for any and all expenses (including reasonable attorneys' fees) relating to or incurred by Mortgagee in connection with any such inspections and reports. The inspection rights granted to Mortgagee in this Section shall be in addition to, and not in limitation of, any other inspection rights granted to Mortgagee in this Mortgage and/or the Note, and shall expressly include the conduct of construction progress and quality inspections, soil borings and other customary environmental tests, assessments and audits.

(16)

IV.

EVENTS OF DEFAULT AND REMEDIES

4.1.          Events of Default. Upon the occurrence of an Event of Default hereunder, the whole of the principal sum, interest accrued thereon, and any and all Indebtedness shall become due and payable forthwith at the option of Mortgagee. Each of the following events shall be deemed to be an “Event of Default” hereunder:

a)           The failure to pay the Loan in full on maturity, or the failure to pay any other installment of principal and/or interest, or any other sum due hereunder upon maturity or within ten (10) days from the date when such installment is otherwise due and payable;

b)           The failure to pay taxes on the Loan, or any tax or assessment upon any collateral securing the Loan, on or before the date the same shall become delinquent;

c)           The occurrence of an Event of Default (as defined therein) under the Note and/or any Loan Document (beyond any grace periods set forth in said agreement, if any);

d)           The filing by or against Mortgagor or any Indemnitor of any petition, arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of Mortgagor or any indemnitor as a bankrupt (and if such filing is involuntary, the failure to have same dismissed within sixty (60) days from the date of filing), or the making of an assignment for the benefit of creditors, or the appointment of a receiver for any part of Mortgagor’s or any Indemnitor’s properties or the admission in writing by Mortgagor or any Indemnitor of its/his/hers/their inability to pay debts as they become due;

e)           Mortgagor’s failure to have any lien, attachment or encumbrance which is enforced or levied against the Mortgaged Property without Mortgagee’s consent (other than the lien for ad valorem taxes not yet due) discharged, released and/or satisfied within thirty (30) days after its recording;

f)            The occurrence of any of the following events: (a) a change, without Mortgagee’s prior written consent, in the nature of the use or occupancy of the Mortgaged Property which materially increases the possibility of a violation of any state or federal environmental law or regulation, (b) the failure of Mortgagor to promptly contain, remove or mitigate any violation of environmental law or regulation, or (c) Mortgagor’s failure to promptly upon request reimburse the State of Connecticut, the federal government or Mortgagee for any amounts expended by them with respect to any violation of environmental law or regulation;

g)          The breach of any material warranty or the untruth or inaccuracy of any material representations of Mortgagor or any Indemnitor contained in the Loan Documents;

h)           The occurrence of a default under, or demand for the payment of, any other note or obligation of Mortgagor or any Indemnitor to Mortgagee;

i)            The death, incapacity, or dissolution, as is applicable, of Mortgagor or any Indemnitor, or the attempted revocation or termination by any Indemnitor of any indemnity or guaranty agreement; provided, however, upon the death of any Indemnitor, it shall not be an Event of Default hereunder if within ninety (90) days of such death a substitute Indemnitor acceptable to Mortgagee in its sole discretion shall have been provided and such substitute Indemnitor executes any and all documentation required by Lender as such substitute Indemnitor;

j)            The passage or enforcement of any federal, state, or local law or the rendition of a final decision of any court (other than a law or decision with respect to a tax upon the general revenues of the Mortgagee) in any way directly changing or affecting the Loan or lessening the net income thereon in a fashion which is not corrected or reimbursed by the Mortgagor;

(17)

k)           The passage or enforcement of any federal, state, or local law or the rendition of a final decision of any court in any way impairing Mortgagee’s ability to charge and collect the interest stated under the Loan, including without limitation, the ability to vary the interest payable under the Loan in accordance with the terms hereof; or

l)            Upon failure to be in compliance with the Loan covenants, as set forth herein, in the Note or in any of the other Loan Documents, beyond any applicable cure periods.

4.2.          Remedies Generally. If an Event of Default shall occur, in addition to all other rights of Mortgagee as provided herein or by law, Mortgagee may, at its sole election, also exercise any or all of the following rights, remedies and recourses:

(a)          Acceleration: Declare the principal balance on the Note, the accrued interest and any other accrued but unpaid portion of the Indebtedness to be immediately due and payable, without notice, presentment, protest, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable, time being of the essence in this Mortgage.

(b)          Termination of License and/or Entry of Mortgaged Property: Demand that Mortgagor shall forthwith surrender to Mortgagee actual possession of the Mortgaged Property, and/or terminate the license granted Mortgagor to receive the Rents and, to the extent permitted by law, enter and take possession of all of the Mortgaged Property without the appointment of a receiver, or an application therefor, and exclude Mortgagor and its agents and employees wholly therefrom, and have joint access with Mortgagor to the books, papers and accounts of Mortgagor.

If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to Mortgagee, and Mortgagor hereby specifically covenants and agrees that Mortgagor will not in bad faith oppose, contest or otherwise hinder or delay Mortgagee in any action or proceeding by Mortgagee to obtain such judgment or decree. If such judgment or decree is obtained, Mortgagor will pay to Mortgagee, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Mortgagee, its attorneys and agents, and all such expenses and compensation shall, until paid, become part of the Indebtedness and shall be secured by this Mortgage.

Upon every such entering upon the Mortgaged Property, Mortgagee may (1) undertake all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property, (2) insure or keep the Mortgaged Property insured, (3) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in its own name or otherwise act with respect to the same, and (4) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Mortgagee, all as Mortgagee from time to time may determine to be in its best interest. Whether or not Mortgagee has obtained possession of the Mortgaged Property, upon the termination of Mortgagor's license to receive the Rents, Mortgagee may collect, sue for and receive all the Rents and other issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter. Anything in this Mortgage to the contrary notwithstanding, subject to the provisions of any attornment and non-disturbance agreement entered into by and between Mortgagee and any lessee, Mortgagee shall not be obligated to discharge or perform the duties of the landlord to any tenant or lessee or incur any liability as the result of any exercise by Mortgagee of its rights under this Mortgage, and Mortgagee shall be liable to account only for the Rents actually received by Mortgagee.

(18)

Whether or not Mortgagee takes possession of the Mortgaged Property, Mortgagee may, but shall not be obligated to, make, modify, enforce, cancel or accept surrender of any Lease, remove and evict any lessee, increase or decrease Rents under any Lease, appear in and defend any action or proceeding purporting to affect the Mortgaged Property, and perform and discharge each and every obligation, covenant and agreement of Mortgagor contained in any Lease. Neither the entering upon and taking possession of the Mortgaged Property, nor the collection of any Rents and the application thereof as aforesaid, shall cure or waive any Event of Default theretofore or thereafter occurring, or affect any notice of an Event of Default hereunder or invalidate any act done pursuant to any such notice. Except in the case of Mortgagee’s gross negligence after Mortgagee shall have taken title to and possession of the Mortgaged Property, Mortgagee shall not be liable to Mortgagor, anyone claiming under or through Mortgagor, or anyone having an interest in the Mortgaged Property by reason of anything done or left undone by Mortgagee hereunder. Nothing contained in this Section shall require Mortgagee to incur any expense or do any act. If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and/or collecting the Rents, any funds expended by Mortgagee for such purposes shall become Indebtedness of Mortgagor to Mortgagee secured by this Mortgage. Such amounts, together with interest at the default rate under the Note and reasonable attorneys' fees, if applicable, shall be immediately due and payable. Notwithstanding Mortgagee's continuance in possession or receipt and application of Rents, Mortgagee shall be entitled to exercise every right provided for in this Mortgage or by law upon or after the occurrence of an Event of Default. Any of the actions referred to in this Section may be taken by Mortgagee at such time as Mortgagee is so entitled, to the extent permitted by law, without regard to the adequacy of any security for the Indebtedness hereby secured.

(c)          Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, its creditors or its property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the entire amount of the Indebtedness at the date of the institution of such proceedings and for any additional amount of the Indebtedness after such date.

4.3.          No Waiver, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor or any Indemnitor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor or any Indemnitor, of any and all of the terms and provisions of this Mortgage, the Note to be performed by Mortgagor or any Indemnitor; and neither Mortgagor, nor any Indemnitor nor any other person now or hereafter obligated for the payment of the whole or any part of the Indebtedness shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor, any Indemnitor or of any other person so obligated to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or of any obligation secured by this Mortgage, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the Indebtedness or of any obligor for such Indebtedness, or by reason of any agreement or stipulation between any subsequent owner or owners of the Mortgaged Property and Mortgagee extending the time of payment or modifying the terms of the Note or this Mortgage without first having obtained the consent of Mortgagor or such other person, and in the latter event, Mortgagor and all such other persons shall continue to be liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by Mortgagee; and, regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien on the Premises, Mortgagee may release the obligation of anyone at any time liable for any of the Indebtedness or any part of the security held for said Indebtedness and may extend the time of payment or otherwise modify the terms of the Note and/or this Mortgage without, as to the security or the remainder thereof, in any way impairing or affecting the lien of this Mortgage, or the priority of such lien, as security for the payment of said Indebtedness as it may be so extended or modified over any subordinate lien; and the holder of any subordinate lien shall have no right to terminate any Lease whether or not such Lease shall be subordinate to this Mortgage; and Mortgagee may resort for the payment of the Indebtedness to any other security therefor, held by Mortgagee in such order and manner as Mortgagee may elect.

(19)

4.4.          Marshalling. Mortgagee shall not be compelled to release, or be prevented from foreclosing or enforcing this Mortgage upon all or any part of the Mortgaged Property, unless the entire Indebtedness and all items hereby secured shall be paid in lawful money as aforesaid; and shall not be required to accept any part or parts of the Mortgaged Property, as distinguished from the entire whole thereof, as payment of or upon the Indebtedness to the extent of the value of such part or parts; and shall not be compelled to accept or allow any apportionment of the Indebtedness to or among any separate parts of the Mortgaged Property. In case of a foreclosure sale, the Mortgaged Property may be sold in one parcel and as an entirety or in such parcels, manner or order as Mortgagee in its sole discretion may elect.

4.5.          Interest After Judgment. Should Mortgagee herein obtain a judgment against Mortgagor, interest shall accrue on said judgment at the default interest rate set forth in the Note or as provided by statute, whichever rate shall be greater at that time.

4.6.          Rights and Remedies Cumulative. To the extent permitted by law, the rights and remedies provided for in this Mortgage, or which Mortgagee may have otherwise, at law or in equity (including, but not limited to, the right to damages by reason of the failure of Mortgagor to keep, observe and perform any of the covenants or agreements contained in this Mortgage), shall be distinct, separate and cumulative, and shall not be deemed to be inconsistent with each other, and none of them, whether or not exercised by Mortgagee, shall be deemed to be in exclusion of any other, and any two or more of all such rights and remedies may be exercised at the same time. Further, Mortgagee may resort for the payment of the Indebtedness to its several securities therefor in such order or manner as it may think fit. If Mortgagor has given Mortgagee one or more mortgages other than this Mortgage with respect to the Mortgaged Property or any portion thereof, then all such mortgages, and all rights and remedies provided for in all such mortgages shall remain distinct and separate and none of them shall merge or be merged with this Mortgage, or any other mortgages.

4.7.          Foreclosure Expenses. If this Mortgage shall be foreclosed, there shall be included in the computation of the Indebtedness the amount or the fee for the services of the attorneys retained by Mortgagee in the foreclosure action or proceeding, as well as any and all disbursements, costs and other expenses incurred directly or indirectly by Mortgagee in connection with such foreclosure action or proceeding, including, without limitation, appraisal fees.

(20)

4.8.          Waiver Of Rights. MORTGAGOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS MORTGAGE IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES MORTGAGOR'S RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE MORTGAGEE MAY DESIRE TO USE. FURTHER, MORTGAGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL VALUATION, APPRAISEMENT, HOMESTEAD EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS, NOW IN FORCE OR WHICH HEREAFTER BECOME LAW.

4.9.          Jury Trial Waiver. MORTGAGOR HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THE NOTE AND THIS MORTGAGE ARE A PART AND/OR TO THE DEFENSE OR ENFORCEMENT OF ANY OF MORTGAGEE’S RIGHTS AND REMEDIES, INCLUDING, WITHOUT LIMITATION, TORT CLAIMS. MORTGAGOR ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

V.

MISCELLANEOUS PROVISIONS

5.1.          Miscellaneous Provisions.

(a)          Notices. A demand upon or notice to Mortgagor hereunder shall be deemed sufficient and commercially reasonable notice and shall sent by a recognized overnight courier addressed to Mortgagor at the following address: to SACHEM CAPITAL CORP., a New York corporation, having a mailing address of 23 Laurel Street, Branford, Connecticut 06405 or directed to Mortgagor at the last address furnished in writing to Mortgagee, with a copy sent by recognized overnight carrier addressed to Sachem Capital Corp., 23 Laurel Street, Branford, Connecticut 06405, Attention: Peter Giannotti, Esq.. Any notice to Mortgagee hereunder shall be sent by recognized overnight courier addressed to the Mortgagee at the following address: BANKWELL BANK, Commercial Loan Department, 208 Elm Street, New Canaan, Connecticut 06840, with a copy sent by recognized overnight carrier addressed to Shipman & Goodwin LLP, 300 Atlantic Street, 3rd Floor, Stamford, Connecticut 06901, Attention: Scott M. Gerard, Esq. The parties may change their respective addresses upon prior written notice given to other in accordance with the provisions of this paragraph. All notices shall be effective upon receipt, or if delivery is refused, on the date delivery is first attempted.

(b)          Interpretation. Mortgagor and each Indemnitor shall observe, perform or comply with all obligations, conditions and covenants contained herein and in the Loan Documents. The term “Loan Documents,” as used herein, shall mean and refer to any and all agreements evidencing, securing or relating in any way to the past, present or future Indebtedness or obligations or liabilities of every kind, nature and description of Mortgagor and/or any Indemnitor owing to Mortgagee, including, but not limited to, this Mortgage and the Note, any indemnity agreement(s), any guaranty agreement(s) and such other agreements as are executed by Mortgagor and/or any Indemnitor, the Commitment Letter, among the Mortgagor, the Mortgagee and Indemnitors and any modification, supplementation or amendment thereof made from time to time. Wherever used in this Mortgage, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the word “Mortgagor” shall include “any subsequent owner or owners of the Mortgaged Property or any part thereof;” the word “Mortgagee” shall include “any subsequent holder or holders of this Mortgage or the Note;” the word “Indemnitors” shall mean and include each present and future indemnitor and/or guarantor of the Indebtedness and each other obligor under any of the Loan Documents (other than Mortgagor), including, without limitation, John L. Villano and Jeffrey C. Villano; and the word “Loan,” shall mean “any and all Indebtedness of Mortgagor to Mortgagee as evidenced by the Note and/or secured by this Mortgage”. Unless otherwise provided herein, plural or singular shall include each other, and pronouns in any gender shall be construed as masculine, feminine or neuter as the context requires.

(21)

(c)          Required Notification.

(i)          Mortgagor shall immediately give notice to Mortgagee of any material default under the terms of any Loan Documents and shall notify Mortgagee promptly of the occurrence of any of the following:

(1)         a fire or other casualty causing damage to the Mortgaged Property;

(2)         receipt of notice of eminent domain proceedings or condemnation of the Mortgaged Property;

(3)         receipt of notice from any governmental authority of a notice of violation of laws relating to the structure, use or occupancy of the Mortgaged Property or any real property adjacent to the Mortgaged Property;

(4)         receipt of any notice from any tenant pursuant to any Lease of all or any portion of the Mortgaged Property asserting that Mortgagor is in breach of a Lease obligation to such tenant;

(5)         change in the use of the Mortgaged Property from a retail shopping center;

(6)         receipt of any notice from the holder of any lien or security interest in the Mortgaged Property asserting that Mortgagor is in breach of an obligation to such holder; and/or

(7)         commencement of any litigation affecting the Mortgaged Property other than personal injury actions less than $10,000.00 per occurrence or $25,000.00 in the aggregate where Mortgagor’s insurance company is defending without reservation of rights.

(ii)         Mortgagor shall also promptly provide notice to Mortgagee of:

(1)         any proceeding, investigation or inquiry commenced by any governmental authority with respect to the presence of any Hazardous Substance on, under or about the Premises or the migration of any Hazardous Substance to or from any adjoining property;

(2)         all claims made by any person or entity against Mortgagor, any other party occupying the Premises or any portion thereof, or the Premises, relating to any loss or injury allegedly resulting from any Hazardous Substance; and

(3)         the discovery by Mortgagor of any occurrence or condition on any real property adjoining or in the vicinity of the Premises which might cause the Premises or any portion thereof to be subject to any restriction on ownership, occupancy, transferability, or use under any Environmental Law.

(22)

(d)          Invalidity. If any term or provision of this Mortgage or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Mortgage or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Mortgage shall be valid and enforceable to the fullest extent permitted by law.

(e)          Captions. The captions or section headings used in this Mortgage are for convenience only and of no substance or significance, and shall not be used to interpret, modify or affect in any way the covenants and agreements herein contained.

(f)          Governing Law and Binding Effect. This Mortgage and the Note shall be governed by and construed in accordance with the laws of the State of Connecticut. All grants, covenants, agreements and other provisions herein contained shall run with the land, and shall be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of Mortgagor and Mortgagee.

5.2.          Financial Information. The Mortgagor shall furnish, or cause to be furnished, to the Mortgagee throughout the term of the Loan (a) audited financial statements, including balance sheet, income statement and statement of cash flow (“Financial Statements”) within one hundred twenty (120) days of the applicable year end or five (5) days of filing, whichever is earlier, of its annual report on Form 10-K with the U.S. Securities and Exchange Commission (the “SEC”), and (b) quarterly unaudited Financial Statements within thirty (30) days of the filing due date or filing, whichever is earlier, of its Quarterly Report on Form 10-Q with the SEC. The Mortgagor and Indemnitors shall also provide Mortgagee with (x) their respective federal tax returns for the current year within thirty (30) days of filing the same, as extended, and in the case of an extension, such Mortgagor and/or Indemnitor(s) shall provide Mortgagee with copies of all filing extensions promptly upon filing thereof, and (y) any other information (financial or otherwise) throughout the term of the Loan as may be reasonably required by Mortgagee in form and substance required by Mortgagee within fifteen (15) days of such request.

5.3.          Cross-Default. A default under the Loan shall constitute a default under all other, obligations and loans of the Mortgagor to the Mortgagee and a default under any other obligation or loan by the Mortgagee in favor of the Mortgagor shall constitute a default under the Loan and the Note.

VI.

Special State Provisions

6.1.          In the event of any inconsistencies between the other Sections of this Mortgage and this Section, the terms and conditions of this Section shall control and be binding.

6.2           The term “Environmental Law” shall be deemed to include, without limitation, the following statutes: any laws of the State of Connecticut or ordinances of the Town of Branford pertaining to protection of the environment or to any Hazardous Materials, including, but not limited to Connecticut General Statutes Title 22a.

(23)

6.3           Mortgagor shall not cause or permit the Mortgaged Property to be or become an “establishment” under Connecticut General Statutes Section 22a-134 et seq.

6.4           MORTGAGOR ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT THE LOAN EVIDENCED BY THE NOTE IS FOR COMMERCIAL PURPOSES. MORTGAGOR FURTHER ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IT IS ENGAGED EXCLUSIVELY IN COMMERCIAL PURSUITS AND THAT THE PROCEEDS OF THE NOTE ARE TO BE UTILIZED IN THE BUSINESS ACTIVITIES OF MORTGAGOR AND WILL NOT BE UTILIZED FOR CONSUMER PURPOSES.

6.5           In addition to any remedies set forth above, Mortgagee shall have all rights at law or in equity under applicable law to foreclose the Mortgage, including, without limitation, by strict foreclosure. Further, Mortgagee shall have the power to sell the Mortgaged Property at public or private sale as may hereafter be allowed under any applicable law. In the event that any such law enacted after the date hereof requires that a mortgage contain specific language in order for the holder thereof to have such power of sale, this Mortgage shall be deemed modified to include such language.

6.6           This is an “open end mortgage” under Section 49-2 of the Connecticut General Statutes, as amended, securing advances under the Note and any additional funding, and the Mortgagee shall have all the rights, powers and protection to which the holder of any open end mortgage is entitled. It is further agreed that upon request of the Mortgagor, the Mortgagee may hereafter, at its option, at any time before full payment of this Mortgage, make further advances to the Mortgagor, in amounts and at such rates of interest as Mortgagee shall determine, as an Additional Funding or otherwise, and every such further advance, with interest, shall be secured by this Mortgage, provided that the time of repayment of such advancement shall not extend the time of repayment beyond the maturity of the original debt hereby secured.

NOW, THEREFORE, if (i) the Note, (ii) the Indebtedness as aforesaid, including, without limitation, all future advances under the Note, (iii) any additional notes which in accordance with the provisions hereof shall be secured hereby, and (iv) any extensions or renewals of any of the foregoing, shall be well and truly paid according to their tenor, and if all agreements and provisions contained therein, in all such notes and herein are fully kept and performed, then this deed shall become null and void and Mortgagee shall promptly deliver a release thereof in recordable form to Mortgagor; otherwise to remain in full force and effect.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOLLOWS

(24)

IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor the day and year first above written.

SIGNED, SEALED AND DELIVERED	BORROWER:
IN THE PRESENCE OF:
SACHEM CAPITAL CORP.,
/s/ Peter Giannotti	a New York corporation
Name: Peter Giannotti
	By:	/s/ John L. Villano
/s/ Lauren Grady	Name: John L. Villano
Name: Lauren Grady	Its: Co-Chief Executive Officer
Duly Authorized

	By:	/s/ Jeffrey C. Villano
Name: Jeffrey C. Villano
Its: Co-Chief Executive Officer
Duly Authorized

STATE OF CONNECTICUT	)
	)	ss: Branford
COUNTY OF NEW HAVEN	)

Before me, the undersigned, this 29th day of March 2019, before me, the undersigned officer, personally appeared John L. Villano and Jeffrey C. Villano, each who acknowledged himself to be a Co-Chief Executive Officer of Sachem Capital Corp., a New York corporation, and that they in such capacity being authorized so to do, executed the foregoing instrument for the purposes therein contained, each by signing the name of the corporation as Co-Chief Executive Officer.

In Witness Whereof, I hereunto set my hand.

/s/ Peter Giannotti
Name: Peter Giannotti
Commissioner of the Superior Court

[Signature and Acknowledgement page of Mortgage Deed]

List of Schedules

“A” - Legal Description of Premises

“B” - Permitted Encumbrances

“C” – Mortgage Note

SCHEDULE “A”

(LEGAL DESCRIPTION OF PREMISES)

All that certain piece or parcel of land with the buildings and improvements thereon, situated in the Town of Branford, County of New Haven and State of Connecticut, known as #684-698 Main Street, formerly known as #100-106 Main Street and bounded and described as follows:

SOUTHERLY:	by the highway known as Main Street, formerly known as Tyler Street, ninety (90) feet, more or less;

WESTERLY:	by land formerly of the heirs of Obed Tyler, two hundred (200) feet, more or less;

NORTHERLY:	by land now or formerly of Lester J. Nichols, sixty (60) feet, more or less;

EASTERLY:	by land now or formerly of Lester J. Nichols, one hundred eighty (180) feet, more or less.

SCHEDULE “B”

(PERMITTED ENCUMBRANCES)

1.	License agreement dated 5/26/83 and recorded 7/26/83 in Volume 350, Page 603 of the Branford Land Records.

2.	Notice of Decision, Zoning Board of Appeals, Town of Branford, Recorded 5/2/17 in Volume 1219, Page 608 of the Branford Land Records.

3.	Notice of Decision Planning and Zoning Commission, Town of Branford, Recorded 6/8/17 in Volume 1221, Page 1043 of the Branford Land Records.

SCHEDULE “C”

(COPY OF MORTGAGE NOTE)

MORTGAGE NOTE FILED AS EXHIBIT 10.1

TO

THIS CURRENT REPORT ON FORM 8-K